SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 25, 2010

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.02(d) Election of New Director.

Effective May 25, 2010, the Board of Directors of the Registrant elected Patricia Little to the Board of Directors of the Registrant. Ms. Little became a member of the Audit Committee of the Board of Directors on the same date.

Ms. Little is the Executive Vice President & Chief Financial Officer of Kelly Services, Inc.

There are no arrangements or understandings between Ms. Little and any other persons pursuant to which Ms. Little was selected as a director.

Ms. Little will participate in the compensation arrangements for non-executive directors described on pages 15 and 16 of the Registrant’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on February 16, 2010, subject to the following paragraph.

On May 25, 2010, the Board of Directors, upon recommendation of the Compensation Committee of the Board, approved a change in the annual retainer of $65,000 (which is paid in equal quarterly installments of $16,250) provided to non-executive directors. Beginning on May 25, 2010, any new director (including Ms. Little) elected to the Board of Directors of the Registrant will receive his/her first quarterly retainer in shares of the Registrant’s Common Stock rather than cash, prorated to reflect the commencement date of service with the Board within the quarter. The number of shares of Common Stock that will be received by the new director will be the quotient of $16,250 (prorated) divided by the closing price of the Registrant’s Common Stock on the New York Stock Exchange (NYSE) on the date of the new director’s election to the Board; provided, if the Registrant’s Common Stock does not trade on such date, then the most recent closing price of the Common Stock on the NYSE prior to that date shall be the closing price used for the calculation described above. Ms. Little did not participate in the Board discussion or vote on the aforementioned matter.

There have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party and with which Ms. Little or any member of her immediate family had, or will have, a direct or indirect material interest.

Furnished with this Form 8-K as Exhibit 99.1 is a copy of the press release labeled “McCormick Appoints Patricia Little to Board of Directors.”

Item 5.03(a) Amendment to Bylaws.

Effective May 25, 2010, the Board of Directors of the Registrant adopted an amendment to the Registrant’s By-Laws to remove the age limit after which non-employee directors shall be ineligible for election or re-election to the Board of Directors. The Registrant’s policy concerning retirement age of directors is contained in the Registrant’s Corporate Governance Guidelines, as described below.

Effective May 25, 2010, the Board of Directors of the Registrant adopted an amendment to the Registrant’s Corporate Governance Guidelines to specify that non-executive directors shall tender their resignation to the Chairman of the Board upon reaching age 72, which resignation shall be effective at the end of the month during which they attain age 72, following which they shall be ineligible for election or re-election to the Board.

Filed with this Form 8-K as Exhibit 3(ii) are the By-Laws of McCormick & Company, Incorporated, Amended and Restated on May 25, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits to this report are listed in Items 5.02(d) and 5.03(a) above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: May 27, 2010	By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter
Vice President, General Counsel & Secretary

Exhibit Number	Exhibit Description

3(ii)	By-Laws of McCormick & Company, Incorporated, Amended and Restated on May 25, 2010

99.1	Copy of the press release labeled “McCormick Appoints Patricia Little to Board of Directors.”